EXHIBIT 99.1

NEWS RELEASE
For Immediate Release	Contact: Pat Lawlor
(925) 328-4656	Vice President, Finance/Chief Financial Officer

Giga-tronics Announces Webcast of its Third Quarter Earnings Conference Call on January 29, 2009

SAN RAMON, Calif. – January 14, 2009 – Giga-tronics Inc. (Nasdaq: GIGA) will release results for the third quarter of fiscal year 2009 on Thursday, January 29, 2009, after the close of trading on the Nasdaq Stock Market.

Also on Thursday, January 29, 2009, Giga-tronics will host a conference call at 4:30 p.m. ET to discuss the results and provide an update on the company's operations and future outlook.

To participate in the call, dial (866) 551-3680, and enter Access Code 5324530#.  It is recommended that you call in 5-10 minutes prior to the start time.

This conference call will be broadcast live via the Internet and may be accessed on our website at www.gigatronics.com under "Investor Relations".

A replay of the call will also be available later on our Investor Relations website. This conference call discussion reflects management's views as of January 29, 2009 only.

Giga-tronics produces instruments, subsystems and sophisticated microwave components that have broad applications in both defense electronics and wireless telecommunications.

Headquartered in San Ramon, California, Giga-tronics is a publicly held company, traded over the counter on NASDAQ Capital Market under the symbol "GIGA".